Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

METALS USA, INC.

OFFER TO EXCHANGE

11 1/8% SENIOR SECURED NOTES DUE 2015 FOR ANY AND ALL

OUTSTANDING 11 1/8% SENIOR SECURED NOTES DUE 2015

As set forth in the Prospectus, dated                     , 2006 (as the same may be amended from time to time, the “Prospectus”), of Metals USA, Inc. (the “Issuer”), under the caption of “The Exchange Offer—Guaranteed Delivery Procedures,” this form or one substantially equivalent hereto must be used to accept the Issuer’s offer (the “Exchange Offer”) to exchange its 11 1/8% Senior Secured Notes due 2015 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its 11 1/8% Senior Secured Notes due 2015 (the “Old Notes”), if (i) certificates representing the Old Notes to be exchanged are not lost but are not immediately available, (ii) time will not permit delivery of the Old Notes, the letter of transmittal and any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) time will not permit compliance with the applicable procedures under the Depository Trust Company’s Automated Tender Offer Program prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmittal, via facsimile, to the Exchange Agent at its address set forth below not later than 5:00 p.m., New York City time, on                     , 2006. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, N.A.

By Registered or Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

P.O. Box 1517

Minneapolis, MN 55480

Attn: Reorg

By Facsimile:

(612) 667-6282

Attn: Bondholder Communications

Confirm by Telephone:

(800) 344-5128 or

(612) 667-9764

Attn: Bondholder Communications

By Overnight Delivery or Regular Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

6th & Marquette Avenue

Minneapolis, MN 55479

Attn: Reorg

DELIVERY OR TRANSMISSION VIA FACSIMILE OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tender(s) for exchange to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of the Old Notes as set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption of “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2006, unless extended by the Issuer. With respect to the Exchange Offer, “Expiration Date” means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Issuer.

All authority herein conferred or agreed to be conferred by the Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES

Principal Amount of Old Notes Exchanged:
$
Signature of Owner

Certificate Nos. of Old Notes (if available):

Signature of Owner (if more than one)

Dated: , 2006

Name(s):
(Please Print)

Address:

(Include Zip Code)

Area Code and Telephone No.:

Capacity (full title), if signing in a representative capacity:

Taxpayer Identification or Social Security No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days after the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the account of Wells Fargo Bank, N.A. (the “Trust Company”) at a Book-Entry Transfer Facility, pursuant to the Trust Company’s account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—Book-Entry Transfer”), and any other required documents will be deposited by the undersigned with the Trust Company.

Name of Firm

Address

Name

Title

Area Code and Telephone No.:

Date:

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.